UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 23, 2005
Hines Real Estate Investment Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Maryland

(State or Other Jurisdiction of Incorporation)

000-50805	20-0138854

(Commission File Number)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 5000, Houston, Texas	77056-6118

(Address of Principal Executive Offices)	(Zip Code)
(888) 220-6121

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     Acquisition of Citymark
     Hines Real Estate Investment Trust, Inc. (“Hines REIT”) acquired, through Hines REIT Properties, L.P., its majority-owned subsidiary (the “Operating Partnership,” and together, the “Company”), the office property located at 3100 McKinnon Street in Dallas, Texas (“Citymark”). The acquisition was completed on August 24, 2005 by Hines REIT 3100 McKinnon Street LP (“Hines REIT 3100”), a wholly-owned subsidiary of the Operating Partnership. The seller, Centex Office Citymark I, L.P., is unaffiliated with Hines REIT and its affiliates.
     Citymark is an 11-story building constructed in 1987. The building has an aggregate of 218,943 square feet of rentable area and is approximately 100% leased. Subsidiaries of Centex Corporation, a publicly-traded company involved in home building, financial services, home services and commercial contracting and an affiliate of the seller, lease 166,022 square feet, or approximately 76% of the building’s rentable area. One of Centex Corporation’s subsidiaries has committed to lease an additional 9,011 square feet commencing no later than July 31, 2006, upon the termination of another tenant’s lease. No other tenant leases more than 10% of the property’s rentable area. The aggregate purchase price of Citymark was approximately $27.9 million, including transaction costs. The acquisition was primarily funded by proceeds from Hines REIT’s public offering and borrowings of approximately $22.0 million under the Operating Partnership’s existing term loan, which was amended on August 23, 2005, as more fully described below. In connection with this acquisition, Hines REIT’s management expects to pay Hines REIT’s advisor, Hines Advisors Limited Partnership (the “Advisor”), an affiliate of Hines Interests Limited Partnership (“Hines”), cash acquisition fees totaling approximately $138,000.
     Hines will serve as the property manager to provide services in connection with the leasing, operation and management of Citymark. Under the terms of the property management agreement, Hines REIT 3100 will be required to pay Hines a property management fee equal to the lesser of 2.5% of the annual gross revenues received from Citymark or the amount of property management fees recoverable from tenants of the property under their leases. Hines REIT 3100 will also be required to pay a leasing fee of 1.5% of gross revenues payable over the term of each executed lease including any lease renewal, extension, expansion or similar event and certain construction management and re-development construction management fees, in the event Hines renders such services.
     Amendment to Term Loan Agreement
     In connection with the acquisition of Citymark, on August 23, 2005 the Operating Partnership amended its existing term loan agreement with KeyBank National Association to increase the total amount available under such loan from its original amount of $60.0 million to $75.0 million (as amended, the “Term Loan”). The primary purpose of the Term Loan, which matures and becomes payable on September 26, 2005, was initially to provide bridge financing to pay for the Operating Partnership’s acquisition of the office properties located at 1900 and 2000 Alameda de las Pulgas in San Mateo, California. The Operating Partnership is now using the Term Loan to provide bridge financing for the acquisition of Citymark. The loan agreement allows for borrowing at a variable rate or a LIBOR-based rate plus a spread, at the election of the Operating Partnership. The rate is currently 5.98%. The loan agreement also contains customary events of default, with corresponding grace periods, including, without limitation, payment defaults, cross-defaults to other agreements and bankruptcy-related defaults, and customary covenants, including limitations on the incurrence of debt and the granting of liens and the maintenance of certain financial ratios.
     The Term Loan is secured by assets including all of the Operating Partnership’s interest in Hines-Sumisei U.S. Core Office Fund, L.P. (the “Core Fund”) and any direct and indirect equity interests owned by the Operating Partnership in any entity that directly or indirectly holds real property assets. Hines REIT currently holds a 26.39% non-managing general partner interest in the Core Fund, which indirectly holds interests in a portfolio of ten office properties. The Operating Partnership’s direct interest in Hines REIT 3100 was added to the security for the Term Loan immediately following the acquisition of Citymark. Hines REIT has unconditionally guaranteed payment and performance by the Operating Partnership’s obligations under the term loan agreement and the other loan documents. Further, the Company, the Advisor and Hines have entered into a subordination agreement which provides that the Advisor’s right to be reimbursed by the Company for organizational and offering and other expenses is subordinate to the Company’s performance under the Term Loan. Through August 26, 2005, the Operating Partnership had made principal payments totaling $20.5 million on the Term Loan, and the outstanding balance due was $61.5 million. Hines REIT is currently in negotiations with a bank group to establish a revolving credit facility that it intends to use to extinguish the Term Loan and to provide additional capacity for future acquisitions and working capital needs.

Item 2.01.	Completion of Acquisition or Disposition of Assets.
     The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.
     On August 29, 2005, the board of directors of Hines REIT declared dividends for the month of September 2005. The declared dividends will be calculated based on shareholders of record each day during the month and will equal a daily amount that, if paid each day over a 365-day period, would equal a 6.0% annualized rate based on a share price of $10.00. The dividends will be aggregated with dividends declared for the months of July and August 2005 and paid in cash in October 2005.

Item 9.01.	Financial Statements and Exhibits.
     To be filed by amendment. The registrant hereby undertakes to file the financial statements required to be filed in response to this item on an amendment to this current Report on Form 8-K no later than 75 calendar days after August 24, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HINES REAL ESTATE INVESTMENT TRUST, INC.
August 29, 2005	By:	/s/ Sherri W. Schugart
Sherri W. Schugart
Chief Financial Officer